SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi		39443
(Address of principal executive offices)		(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On March 21, 2019, Sanderson Farms, Inc. (the “Registrant”) entered into a Credit Agreement (the “Credit Agreement”) with BMO Harris Bank, N.A., as agent and letter of credit issuer; BMO Harris Financing, Inc.; AgCountry Farm Credit Services, PCA; AgFirst Farm Credit Bank; Compeer Financial, PCA; Farm Credit Bank of Texas; Farm Credit Services of America, PCA; Northwest Farm Credit Services, PCA; Regions Bank; Bank of the West; Farm Credit Mid-America, PCA; Greenstone Farm Credit Services, ACA; Trustmark National Bank; U.S. Bank National Association; Farm Credit West, PCA; American AgCredit, PCA; and BankPlus.

The Credit Agreement provides for a $1.0 billion unsecured revolving credit facility on a committed basis. Subject to the terms of the Credit Agreement, the Registrant may, on one or more occasions, elect to increase the commitments under the credit facility or obtain term loans (in each case in an amount no less than $25.0 million), provided that any increase, together with the aggregate amount of any term loans issued, may not exceed $1,300.0 million. The Credit Agreement has a maturity date of March 21, 2024.

The Registrant will pay interest, at its option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant is also obligated to pay an applicable margin over the base rate or Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to its leverage ratio. If there is an event of default, loans outstanding will bear an additional 2.0% rate of interest. The Registrant must also pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees.

Up to $30.0 million of the new credit facility is available for the issuance of standby and commercial letters of credit in the ordinary course of business. The agent has also established a $10.0 million swing line facility that will permit funding of small or late day draws that reduce available credit under the facility, with the credit risk allocated ratably among the lenders. Swing line loans bear interest at the base rate plus the applicable margin or the rate offered by the swing line lender in its discretion. The Credit Agreement contains restrictive covenants, which include maintaining a minimum tangible net worth of $950.0 million, subject to quarterly increases based in part on the Registrant’s quarterly consolidated net income and a maximum leverage ratio of 50%. The Registrant has a one-time right to increase the maximum leverage ratio by 5% in connection with the construction of a new poultry processing complex for the four fiscal quarters beginning on the first day of the fiscal quarter in which the Registrant gives notice of its intent to exercise this right.

The facility also contains customary provisions relating to acceleration of the Registrant’s payment obligations in an event of default, which include non-payment of interest, principal or fees; covenant defaults, subject to grace periods for certain covenants; inaccurate representations or warranties in any material respect; commencement of insolvency or bankruptcy proceedings by or against the Registrant; a change in control; the entry of certain judgments against the Registrant and cross-defaults on other agreements evidencing indebtedness. The Registrant’s obligations under the Credit Agreement are jointly and severally guaranteed by its wholly-owned subsidiaries under a Guaranty Agreement dated March 21, 2019.

Copies of the Credit Agreement and the Guaranty Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The descriptions above are summaries of the Credit Agreement and Guaranty Agreement and are qualified in their entirety by the complete text of those agreements.

Certain Relationships

From time to time, certain of the lenders under the Credit Agreement (and Prior Credit Agreement (as defined below)) and their related entities have engaged, and may in the future engage, in commercial, investment banking and financial services transactions with the Registrant in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, one of the Registrant’s directors, Toni D. Cooley, is a director of Trustmark National Bank and its parent company, Trustmark Corporation.

Item 1.02 Termination of a Material Definitive Agreement.

Also on March 21, 2019, upon entering into the Credit Agreement described above, the Registrant terminated its Credit Agreement (the “Prior Credit Agreement”), dated as of April 28, 2017 (and amended as of November 22, 2017), with BMO Harris Bank, N.A., as agent and letter of credit issuer; BMO Harris Financing, Inc.; AgFirst Farm Credit Bank; Farm Credit Bank of Texas; Farm Credit Services of America, PCA; Regions Bank; Bank of the West; 1st Farm Credit Services, PCA; AgStar Financial Services, PCA; Farm Credit Mid-America, PCA; United FCS, PCA d/b/a FCS Commercial Finance Group; Northwest Farm Credit Services, PCA; GreenStone Farm Credit Services, ACA; U.S. Bank National Association; American AgCredit, PCA; Trustmark National Bank; Farm Credit West, PCA; and BankPlus. The Prior Credit Agreement, which was described in the Registrant’s Current Report on Form 8-K filed on May 4, 2017 (which description is incorporated in this Item 1.02 by reference) provided for a $900.0 million unsecured revolving credit facility. The Registrant did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement. The Prior Credit Agreement provided for interest to be paid, at the Registrant’s option, at a variable base or Eurodollar rate as determined under the Prior Credit Agreement. The Registrant was also obligated to pay an applicable margin over the base rate or Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to its leverage ratio. If there was an event of default, loans outstanding would have borne an additional 2.0% rate of interest. The Registrant was also obligated to pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees. Up to $30.0 million of the credit facility under the Prior Credit Agreement was available for the issuance of standby and commercial letters of credit in the ordinary course of business. The agent had also established a $10.0 million swing line facility that permitted funding of small or late day draws that reduced available credit under the facility, with the credit risk allocated ratably among the lenders. The information provided in Item 1.01 of this report regarding relationships with certain of the lenders is incorporated by reference in this Item 1.02.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 21, 2019, the Registrant issued a press release regarding the matters referenced above. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2, the information contained in this Item 7.01 and the attached Exhibit 99.1 is being “furnished” to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Credit Agreement, dated March 21, 2019, by and among Sanderson Farms, Inc., BMO Harris Bank, N.A. as agent for the Banks defined therein, and the Banks party thereto.

10.2	Guaranty Agreement dated March 21, 2019 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

99.1	Press Release dated March 21, 2019 concerning the Credit Agreement.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated March 21, 2019, by and among Sanderson Farms, Inc., BMO Harris Bank, N.A. as agent for the Banks defined therein, and the Banks party thereto.

10.2	Guaranty Agreement dated March 21, 2019 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

99.1	Press Release dated March 21, 2019 concerning Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: March 27, 2019	By:	/s/ D. Michael Cockrell
D. Michael Cockrell Treasurer and Chief Financial Officer